UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2019

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2019, Golub Capital BDC Funding II LLC (“Funding II”), a wholly-owned subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into an amendment (the “Credit Facility Amendment”) to the document governing the senior secured revolving credit facility (as amended, the “MS Credit Facility II”) by and among Funding II, as the borrower, the Company, as the originator and servicer, Morgan Stanley Senior Funding, Inc., as the administrative agent (“Morgan Stanley”), each of the lenders from time to time party thereto, each of the securitization subsidiaries from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent, account bank, and collateral custodian. The Credit Facility Amendment was effective as of September 6, 2019.

The Credit Facility Amendment, among other things, increases the borrowing capacity under the MS Credit Facility II from $200.0 million to $300.0 million until the earlier of (i) the closing date of a debt securitization transaction mutually agreed to by the Company and Morgan Stanley or (ii) March 31, 2020, after which the borrowing capacity under the MS Credit Facility II will revert to $200.0 million. The other material terms of the MS Credit Facility II were unchanged.

As previously disclosed, the MS Credit Facility II is secured by all of the assets held by Funding II. Both the Company and Funding II have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the MS Credit Facility II remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). In accordance with the 1940 Act, with certain limited exceptions, the Company is currently allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing.

The description above is only a summary of the material provisions of the MS Credit Facility II and is qualified in its entirety by reference to a copy of the Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Loan and Servicing Agreement, dated as of September 6, 2019, by and among Golub Capital BDC Funding II LLC, as the borrower; Golub Capital BDC, Inc., as the originator and as the servicer; Morgan Stanley Senior Funding, Inc., as the administrative agent; and Morgan Stanley Bank, N.A., as the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: September 11, 2019	By:	/s/ Ross Teune
	Name:	Ross Teune
	Title:	Chief Financial Officer